UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2014
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MARRIOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 380-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2014, John W. Marriott III notified Marriott International, Inc. (the “Company”) that he was resigning from the Board of Directors (the “Board”) of the Company and from his position as the Board’s Vice Chairman, effective on that date.
On June 17, 2014, the Board elected Deborah Marriott Harrison as a director of the Company, for a term ending at the Company’s 2015 annual meeting of shareholders. Ms. Harrison is the Global Officer, Marriott Culture and Business Councils of the Company, and is the daughter of J.W. Marriott, Jr., the Company’s Executive Chairman and Chairman of the Board. The Board has not yet determined which Board committees, if any, Ms. Harrison will join.
Under the Company’s policies, because she is an employee of the Company, Ms. Harrison will not receive any additional compensation for her service as a director.
The Company has attached a copy of the press release announcing these events as Exhibit 99.1 to this report.
The Company has also attached an excerpt from the Company’s proxy statement for its 2014 Annual Meeting of Shareholders that describes Ms. Harrison’s reportable transactions with the Company. The Company incorporates that excerpt, which is attached as Exhibit 99.2, in this Item 5.02.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 17, 2014, the Board amended the Company’s bylaws to eliminate the position of Vice Chairman of the Board and associated references to that position, effective immediately. The Company has attached as Exhibit 3(ii) to this report a copy of its amended and restated bylaws.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are furnished with this report:

Exhibit 3(ii)	Amended and Restated Bylaws.
Exhibit 99.1	Press release issued on June 18, 2014, announcing Board changes.
Exhibit 99.2	Excerpt from Marriott’s Proxy Statement for its 2014 Annual Meeting of Shareholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: June 18, 2014	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3 (ii)	Amended and Restated Bylaws.

99.1	Press release issued on June 18, 2014, announcing Board changes.

99.2	Excerpt from Marriott’s Proxy Statement for its 2014 Annual Meeting of Shareholders.

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